EXHIBIT 99.1
                                                                    ------------


                   PLY GEM REPORTS THIRD QUARTER 2004 RESULTS
                   ------------------------------------------

         November 15, 2004. Ply Gem Holdings, Inc. ("Ply Gem"), a leading manufacturer of residential exterior building products in North America, today announced third quarter 2004 net sales of $178.7 million, a 14.2% increase over $156.5 million for the same period in 2003. For the combined and consolidated nine months ended October 2, 2004, net sales were $445.1 million or 6.2% higher than the $419.0 million of net sales for the full nine months ended October 4, 2003. The results for 2004 include the operations of the Company's subsidiary, MWM Holdings, Inc. ("MW") which was acquired by Ply Gem on August 27, 2004. MW contributed $29.2 million of net sales for both the third quarter and nine months ended October 2, 2004.

         Operating earnings for the third quarter of 2004 were $24.4 million compared to $21.5 million for the third quarter 2003. For the nine months ended October 2, 2004, operating earnings were $50.7 million compared to $41.4 million for the full nine months ended October 4, 2003. MW contributed $4.0 million of operating earnings for both the third quarter and nine months ended October 2, 2004 period.

         Net income for the third quarter of 2004 was $9.6 million compared to $7.9 million for the third quarter 2003. For the nine months ended October 2, 2004, net income was $15.5 million (which included $1.0 million of after tax impact of a foreign currency gain), compared to $9.7 million for the full nine months ended October 4, 2003. Net income for the third quarter of 2004 and the nine months ended October 2, 2004 included $1.0 million of after tax impact of a foreign currency gain. Net income in 2003 did not include any currency translation gains or losses. MW contributed $3.9 million of net income for both the third quarter and nine months ended October 2, 2004.

         Adjusted EBITDA for the third quarter of 2004 was $29.5 million compared to $25.2 million for the third quarter 2003. For the nine months ended October 2, 2004, Adjusted EBITDA was $64.4 million compared to $53.9 million for the full nine months ended October 4, 2003. MW contributed $4.8 million of Adjusted EBITDA for both the third quarter and nine months ended October 2, 2004. Adjusted EBITDA for all periods presented excluded currency translation gain.

         Lee D. Meyer, President and CEO, said "Our net sales and operating earnings reflect the positive impact of Ply Gem's recent acquisition of MW. The transition of MW into the Ply Gem organization has to date gone extremely well, with MW expected to deliver on both the performance we expected and the synergies that exist between the two organizations. Ply Gem's net sales, excluding those of MW, were down for the third quarter, driven by the hurricanes and the resulting wet weather in the southeast region of the United States (which accounted for approximately 39% of Ply Gem's net sales in the third quarter of 2004), weaker demand for our repair and remodeling windows, lower volume in our fencing products as our customers reduced inventories in the third quarter in response to our improved service capabilities, and finally the impact of the 2003 third quarter net sales of Thermal-Gard, Inc., the assets of which were sold in the second quarter of this year.

         Ply Gem's third quarter Adjusted EBITDA reflects the positive impact of our acquisition of MW, continued operational improvements and our ability to respond to higher raw material costs in the market place. We launched price increases in the late third quarter in an attempt to offset the margin compression from escalating PVC resin and aluminum costs."

         On February 12, 2004, Ply Gem Investment Holdings, Inc., through its wholly-owned subsidiary Ply Gem Holdings, Inc., acquired all of the outstanding shares of capital stock of Ply Gem Industries, Inc. (the "Ply Gem Acquisition"), in accordance with a stock purchase agreement entered into among Ply Gem Investment Holdings, Inc., Nortek and WDS LLC on December 19, 2003, for aggregate consideration of approximately $560.0 million, subject to a working capital adjustment, and less net assumed indebtedness of $29.6 million, and the aggregate value of certain stock options cancelled or forfeited in connection with the Ply Gem Acquisition. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations.

         On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of MWM Holdings, Inc. (the "MW Acquisition") in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Investcorp., on July 23, 2004, for aggregate consideration of approximately $320.0 million, subject to a working capital adjustment and the aggregate value of certain stock options cancelled or forfeited in connection with the MW Acquisition.

         Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products. The company sells a broad range of vinyl siding, vinyl and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products. Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital. For more information, please visit the company's website at www.plygem.com.

         Caxton-Iseman Capital is a New York-based private equity investment firm specializing in leveraged buyouts. The firm's investment vehicles currently have equity capital in excess of $1.8 billion available for buyout investments. The firm was founded in 1993 by Frederick Iseman and Caxton Corporation. Caxton Corporation is a New York-based investment management firm managing funds currently in excess of $7.5 billion. Since the firm's inception in 1993, Caxton-Iseman Capital has made equity investments in the following industries: restaurants, food service, information technology services, leisure and gaming, print and database publishing, defense, medical devices and hotel management.

         Ply Gem Management will host a conference call on November 15, 2004 at 10:00 AM EST to report third quarter results. To participate please call
(866)-552-7206 and use call confirmation number 29483823.

         NOTE: AS USED HEREIN, THE TERM "PLY GEM" REFERS TO PLY GEM HOLDINGS, INC. AND ALL ITS SUBSIDIARIES, INCLUDING PLY GEM INDUSTRIES, INC., UNLESS THE CONTEXT INDICATES OTHERWISE. THIS TERM IS USED FOR CONVENIENCE ONLY AND IS NOT INTENDED AS A PRECISE DESCRIPTION OF ANY OF THE SEPARATE CORPORATIONS.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.


                                       ###

                     PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                                                                       FOR THE THREE MONTHS ENDED
                                                                 --------------------------------------
                                                                   POST-NORTEK
                                                                 RECAPITALIZATION         CONSOLIDATED
                                                                 OCTOBER 4, 2003        OCTOBER 2, 2004
                                                                 ---------------        ---------------
                                                                         (AMOUNTS IN THOUSANDS)
                                                                               (UNAUDITED)

NET SALES                                                        $    156,549           $     178,732
COST AND EXPENSES:

Cost of products sold                                                 114,496                 132,657

Selling, general and administrative expense                            19,492                  19,723

Amortization of intangible assets                                       1,072                   1,974
                                                                 ---------------        ---------------

                                                                      135,060                 154,354

Operating earnings                                                     21,489                  24,378

Interest expense                                                       (8,638)                (10,332)

Other                                                                      49                   1,657
                                                                 ---------------        ---------------
Income before provision for income taxes
                                                                       12,900                  15,703

Provision for income taxes                                              5,000                   6,101
                                                                 ---------------        ---------------
Net income                                                       $      7,900           $       9,602
                                                                 ===============        ===============

                                              PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS


                                                PRE-NORTEK             POST-NORTEK              PLY GEM                PLY GEM
                                             RECAPITALIZATION       RECAPITALIZATION       INDUSTRIES, INC.         HOLDINGS, INC.
                                             JANUARY 1, 2003        JANUARY 10, 2003       JANUARY 1, 2004         JANUARY 23, 2004
                                                     TO                      TO                   TO                       TO
                                             JANUARY 9, 2003        OCTOBER 4, 2003        FEBRUARY 11, 2004       OCTOBER 2, 2004
                                             ----------------       ----------------       ----------------         --------------
                                                                             (AMOUNTS IN THOUSANDS)
                                                                                  (UNAUDITED)

NET SALES                                    $      8,824           $     410,147        $        40,612          $     404,507
COST AND EXPENSES:

Cost of products sold                               7,651                 308,259                 33,611                303,872
Selling, general and administrative
     expense                                        1,529                  56,977                  8,345                 45,413

Amortization of intangible assets                   70                      3,130                    201                  3,000
                                             ----------------       --------------       ----------------         --------------

                                                    9,250                 368,366                 42,157                352,285

Operating earnings                                  (426)                  41,781                 (1,545)                52,222

Interest expense                                    (976)                 (24,733)                (3,684)               (23,356)

Other                                               2                         152                     29                  1,677
                                             ----------------       --------------       ----------------         --------------
Income before provision (benefit) for
     income taxes                                   (1,400)                17,200                 (5,200)                30,543

Provision (benefit) for income taxes                (500)                   6,600                 (1,850)                11,740
                                             ----------------       --------------       ----------------         --------------
Net income (loss)                            $      (900)                  10,600        $        (3,350)         $      18,803
                                             ================       ==============       ================         ==============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS.


1. The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. and the combined statements of operations of Ply Gem Industries, Inc. and CWD Windows and Doors, Inc. (collectively, "Ply Gem Industries, Inc.") do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from January 1, 2004 through February 11, 2004 and January 23, 2004 through October 2, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

     The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2003 audited combined financial statements of Ply Gem Industries, Inc. and the unaudited consolidated financial statements of Ply Gem Holdings, Inc. as of October 2, 2004, and does not include all of the information and footnotes required by generally accepted accounting principles for completed financial statements.

     The Company's fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

     Ply Gem Holdings, Inc., a wholly-owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries, Inc. The acquisition was completed on February 12, 2004, as Nortek sold Ply Gem Industries, Inc., to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as of December 19, 2003, as amended (the "Purchase Agreement"). Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly-owned by a subsidiary of WDS LLC, which was a wholly-owned subsidiary of Nortek, Inc. (collectively with subsidiaries "Nortek").

     The accompanying statements of operations include the consolidated results of operations for the period from January 23, 2004 to October 2, 2004, of Ply Gem Holdings, Inc. and Subsidiaries (the "Company" or "Ply Gem") and the combined results of operations of Ply Gem Industries, Inc. for the periods from January 1, 2004 to February 11, 2004, January 1, 2003 to January 9, 2003, and January 10, 2003 to October 4, 2003. The periods presented during 2004 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2004 until the date of Acquisition, February 12, 2004, and of Ply Gem Holdings, Inc. from January 23, 2004, the date of its inception, through October 2, 2004. As previously stated, prior to February 12, 2004 Ply Gem Holdings, Inc. had no operations.

     The periods presented during 2003 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2003, through January 9, 2003. On January 9, 2003, Nortek Holdings was acquired by certain affiliates and designees of Kelso & Company L.P. and certain members of Nortek management in accordance with the Agreement and Plan of Recapitalization by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. dated as of June 20, 2002, (the "Recapitalization").

     Nortek accounted for the Recapitalization as a purchase in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS No. 141"), which resulted in a new valuation for the assets and liabilities of Nortek Holdings and its subsidiaries based upon fair values as of the date of the Recapitalization. As allowed under SEC Staff Accounting Bulletin No. 54, "Push Down Basis of Accounting Required in Certain Limited Circumstances", Ply Gem Industries, Inc. reflected certain applicable purchase accounting adjustments recorded by Nortek Holdings in the Ply Gem Industries, Inc. financial statements as of December 31, 2003 and for the period from January 10, 2003 through the end of the quarter, October 4, 2003.

     Data for the predecessor periods, which includes the Pre-Nortek Recapitalization period of January 1, 2003 through January 9, 2003 and the Post-Nortek Recapitalization periods of January 10, 2003 through October 4, 2003 and January 1, 2004 through February 11, 2004, were prepared using the historical basis of accounting for Ply Gem Industries, Inc. As a result of the Acquisition on February 12, 2004, we applied purchase accounting to the period January 23, 2004 through October 2, 2004. During the period of January 23, 2004 through February 11, 2004 there were no operations of Ply Gem Holdings, Inc.

2. Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss) and amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this press release provide useful information to investors regarding our results of operations because it assist in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA. The following table sets forth the reconciliation of Adjusted EBITDA to net income (loss):



                                                PRE-NORTEK             POST-NORTEK                                     PLY GEM
                                             RECAPITALIZATION        RECAPITALIZATION           PLY GEM              HOLDINGS, INC.
                                              JANUARY 1, 2003        JANUARY 10, 2003      INDUSTRIES, INC.        JANUARY 23, 2004
                                                    TO                     TO             JANUARY 1, 2004 TO               TO
                                              JANUARY 9, 2003         OCTOBER 4, 2003      FEBRUARY 11, 2004       OCTOBER 2, 2004
                                             ----------------        ----------------      ----------------        --------------
                                                                             (AMOUNTS IN THOUSANDS)
                                                                                   (UNAUDITED)
NET INCOME (LOSS)                            $       (900)           $       10,600        $        (3,350)        $      18,803

  Interest expense, net                               974                    24,581                  3,655                23,275

  Provision (benefit) for income taxes               (500)                    6,600                 (1,850)               11,740

  Depreciation and amortization                       327                    10,827                  1,373                10,334

  Non Cash gain on currency translation                 -                         -                      -                (1,596)
  Non Cash charge of purchase price

    allocated to inventories                 $          -            $        1,387        $             -         $       1,974
                                             ----------------        ----------------      ----------------        --------------
ADJUSTED EBITDA                                       (99)                   53,995                   (172)               64,530


                                                                FOR THE THREE MONTHS ENDED
                                                         OCTOBER 4, 2003         OCTOBER 2, 2004
                                                         ---------------         ---------------
                                                                  (AMOUNTS IN THOUSANDS)
                                                                        (UNAUDITED)

         NET INCOME (LOSS)                                   7,900                    9,602

           Interest expense, net                             8,589                   10,271

           Provision for income taxes                        5,000                   6,101

           Depreciation and amortization                     3,734                   5,117

           Non Cash gain on foreign currency                     -                  (1,596)
                                                         ---------------         ---------------
         ADJUSTED EBITDA                                    25,223                  29,495

3. Long-term debt amounts in the select balance sheets at October 2, 2004 and December 31, 2003 consisted of the following:

                                                                   DECEMBER 31,              OCTOBER 2
                                                                   ------------              ---------
                                                                      2003                     2004
                                                                                            (UNAUDITED)
                                                                   ------------              ---------
                                                                           (AMOUNTS IN THOUSANDS)
                                                                   $                         $  310,000
        Senior term loan facility                                            -
                                                                             -
        Senior revolver credit facility                                                          18,000
                                                                             -
        Senior subordinated notes                                                               360,333
        Notes payable to a wholly-owned subsidiary of
        Nortek                                                         394,735                        -

        Mortgage notes and bonds payable                                22,503                    6,604

        Capital lease and other borrowings                               7,059                    7,000
                                                                   ------------              ----------

                                                                       424,297                  701,937

        Less current maturities                                          1,136                   2,350
                                                                   ------------              ----------
                                                                   $    423,161              $  699,587
                                                                   ------------              ----------

4. The following is a summary of selected balance sheet amounts at October 2, 2004 and December 31, 2003:

                                                                                        OCTOBER 2
                                                                DECEMBER 31,               2004
                                                                    2003                (UNAUDITED)
                                                                -----------             ------------
                                                                        (AMOUNTS IN THOUSANDS)
         Unrestricted cash and cash equivalents                    8,517                   20,540

         Unrestricted cash and cash equivalents                    8,517                   20,540

         Restriced cash and cash equivalents                       1,538                        -

         Accounts receivable, less allowances                     45,236                   92,262

         Inventories                                              44,136                   62,949

         Prepaid expenses and other current assets                 5,280                    8,157

         Property and equipment, net                             122,816                  114,652

         Goodwill                                                219,977                  551,583

         Intangible assets, net                                   44,363                  155,951

         Accounts payable                                         18,876                   45,951

         Current maturities of long-term debt                      1,136                    2,350

         Long-term debt, less current maturities                 423,161                  699,587

         Stockholder's Equity / Parent Company Deficit           (27,699)                 191,464

         * LONG-TERM DEBT AT DECEMBER 31, 2003 INCLUDED $394,735 OF INTERCOMPANY INDEBTEDNESS TO A WHOLLY-OWNED NORTEK SUBSIDIARY THAT WAS ELIMINATED IN CONNECTION WITH THE PLY GEM
            ACQUISITION.


                                       ###